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                         Trademark License Agreement

                  This Trademark License Agreement ("License Agreement") is entered into this 4th day of November, 1997, by and between Namco Cybertainment, Inc., a Delaware corporation, having its principal place of business at 877 Supreme Drive, Bensenville, Illinois (Licensor") and Skyline Virtual Reality, Inc., having its principal place of business at 350 Fifth Avenue, New York, New York, a Delaware corporation ("Licensee").

                  WHEREAS, Licensor is the owner of all right, title and interest in and to U.S. federal trademarks listed on Schedule A, attached (the "Marks");

                  WHEREAS, Licensee desires a license to utilize the Marks in connection with the operation of an arcade business ("the Licensed Business") located at 1457 Broadway, New York, NY (the "Location"); and

                  WHEREAS, Licensor, pursuant to the Purchase Agreement, dated as of the date hereof, between Licensor, Licensee and Skyline Multimedia Entertainment, Inc. (the "Purchase Agreement"), desires to permit Licensee to use the Marks in connection with the Licensed Business;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby mutually acknowledged, the parties hereto mutually agree as follows:

         1.  GRANT.

         (a) On and subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee (and its Affiliates, such term being used herein as defined in the Purchase Agreement) and Licensee hereby accepts, a royalty-free, non-exclusive, non-transferable


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(except as provided herein), license to use the Marks solely and only upon and in connection with the operation of the Licensed Business at the Location.

         2.  TERM AND TERMINATION.

         (a) Term. The term of the license hereby granted shall be effective on the 4th day of November, 1997 and shall continue until the 31st day of January, 2007, (or, if Licensee elects to extend the lease for the Location for one or both of the two five year option periods specified therein, until the expiration of such option period) unless sooner terminated in accordance with the provisions hereof.


         (b) Termination. If the Licensee, or a permitted transferee of the Licensee, shall cease to operate the Licensed Business for a consecutive thirty
(30) day period during the Term (other than as necessary to effect major capital improvements at the Location, in which case, Licensee shall be entitled to cease to operate the Licensed Business for a period of 90 days), this license shall immediately terminate; provided, however, that if the capital improvements or reparations resulting from a force majeure event or imposed by the landlord is financed by (i) the landlord of the Location, then the Licensee shall be entitled to cease to operate the Licensed Business during the period in which such capital improvements or reparations are effected, without regard to the time periods specified above or (ii) the proceeds of insurance policies carried by Skyline, the Licensee shall be entitled to cease to operate the Licensed Business for a period of ninety (90) days from receipt of such proceeds, in each such case, without termination of the license granted hereby.

         (c) If the Licensee violates any of its material obligations or breaches any of the material terms of the license, Licensor shall have the right to terminate the license upon thirty

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(30) days written notice, and such notice of termination shall become effective unless Licensee shall within that thirty (30) day period remedy its violation or breach.

         (d) Termination of the license under the provisions of this section shall be without prejudice to any rights which Licensor may otherwise have against Licensee.

         3.  RESERVATION AND OWNERSHIP OF RIGHTS.

         (a) All rights not specifically granted to Licensee hereunder are expressly reserved by Licensor. Licensee neither has nor under any circumstances shall gain any ownership interest in the Marks in connection with the Licensed Business. Nothing herein shall be construed to prevent Licensor from granting any other licenses for the use of the Marks, nor from utilizing the Marks themselves. Notwithstanding the foregoing, Licensor agrees not to operate a business using the Marks which is competitive with the Business, or to license any third party to operate such a business between 34th Street and 59th Street, inclusive, in the Borrough of Manhattan for a period expiring on the earlier to occur of (i) three (3) years from the date of this Agreement, (ii) the date of termination of this Agreement, (iii) the date on which the Business is sold or transferred to a party that is not an Affiliate of Licensee or there is a change in control in the beneficial Ownership of 50% or more of the voting securities of Licensee.

         (b) Licensee recognizes the value of the goodwill associated with the Marks and acknowledges that the Marks and all rights therein and goodwill pertaining thereto belong exclusively to Licensor. Licensee agrees, during the Term of this Agreement or thereafter, not to attack or assist another in attacking the ownership rights of Licensor in the Marks or the validity of the license being granted herein.

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         (c) Licensee agrees that its use of the Marks in connection with the
Licensed Business and all associated goodwill generated thereby, inures to the sole benefit of Licensor in accordance with their rights in the Marks, and that Licensee shall not at any time acquire any rights in the Mark for the Licensed Business by virtue of any use it may make thereof.

         4.  QUALITY OF BUSINESS OPERATION AND APPEARANCE.

         (a) Licensee agrees: (i) that the services offered pursuant to the Licensed Business, including the physical facility, methods of operation, number and quality of personnel of the Licensed Business, shall be of a standard and of a style, appearance and quality at least equal to or better than that currently in effect as determined by the Licensor in the exercise of its reasonable discretion; (ii) that the services provided pursuant to the Licensed Business will be provided in accordance with all applicable Federal, State and local laws and regulations; (iii) that Licensee shall maintain all permits required by any governmental authority with respect to the Licensed Business; and (iv) that the Licensee shall not knowingly or recklessly take or neglect to take any actions which will result in the Licensed Business reflecting adversely upon the good name of Licensor or the Marks.

         (b) Licensee agrees to permit reasonable inspection of Licensee's operation for purposes of determining compliance with this Section 4, and to supply Licensor with specimens of Licensee's use of the Marks upon reasonable advance written request.

         (c) Licensee agrees to use the Marks in connection with the Licensed Business only in the form and manner and with appropriate legends as may be deemed necessary by Licensor to preserve and protect its rights in the Marks. Uses of the Marks by the Licensee which differ from those uses in effect with respect to the Licensed Business as of the date hereof shall

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require the prior written approval of the Licensor, which approval shall be deemed granted if Licensor fails to respond to a request by Licensee with fifteen (15) days of receipt thereof by Licensor delivered in accordance with this Agreement.

         5.  TRADEMARK PROTECTION AND INFRINGEMENT.


         (a) Licensee agrees to assist Licensor in the protection of Licensor's rights to the Marks in connection with the Licensed Business, and Licensor, if it so desires, may commence or prosecute at Licensor's expense any claims or suits in its own name and may if necessary join Licensee as a nominal party plaintiff thereto, provided that Licensee's costs and expenses with respect thereto shall be borne by Licensor. Licensee shall endeavor to notify Licensor in writing of any infringements or imitations by others of the Marks which may come to Licensee's attention as it relates to the Licensed Business, and Licensor shall have the primary right in those instances, to determine whether or not any action shall be taken on account of any such infringements or imitations.

         (b) In the event the use of the Marks referred to in this Agreement is asserted by a third party to be an infringement upon rights of that third party (and Licensor elects not to defend such claim of infringement), then, upon written notice from Licensor, Licensee shall either (i) cease all further use of the Marks in connection with the Licensed Business within thirty (30) days without recourse against Licensor with respect thereto or (ii) without prejudice to Licensor's ownership of the Marks, commence or defend an action with respect to such alleged infringement (and Licensor shall cooperate with Licensee in the defense or prosecution of such claim provided its reasonable costs and expenses shall be reimbursed by Licensee) and

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in the event Licensee is successful in such claim, it shall be entitled to retain any and all damages recovered thereunder.

         6.  INDEMNIFICATION.

         Licensee shall defend, indemnify and hold Licensor and its subsidiaries, affiliates, officers, directors, shareholders, agents, employees and representatives harmless against any claims, demands, causes of action, loss, damage and judgments (collectively, "Losses") arising out of Licensee's operation of the Licensed Business, except for Losses resulting from Licensor's negligence or wilful misconduct.

         7.  EFFECT OF TERMINATION.

         Upon any termination or expiration of this Agreement, Licensee shall immediately cease all use of the Marks in connection with the Licensed Business and shall immediately remove the Marks from the premises and all materials used in the operation of the Licensed Business, including but not limited to, all literature, signage or advertising materials relating to the Licensed Business. All such materials existing at the time of termination or expiration of this Agreement shall be destroyed by Licensee, with written confirmation of such destruction being provided to Licensor within 60 days from the termination or expiration of this Agreement.

         8.  NOTICES


         All notices and statements to be given shall be given or made at the respective addresses of the parties as follows, unless notification of a change of address is given in writing, and the date of mailing shall be deemed the date the notice or statement is given:


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           Licensor:   Namco Cybertainment, Inc.
                       877 Supreme Drive
                       Bensenville, Illinois 60106

           Licensee:   Skyline Virtual Reality, Inc.
                       350 Fifth Avenue, Suite 612
                       New York, New York 10118

         9.  NO JOINT VENTURE

         Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

         10. NO ASSIGNMENT OR SUBLEASE BY LICENSEE

         (a) This Agreement and the rights and obligations of Licensee hereunder may be assigned by Licensee to any Affiliate of Licensee and, with the prior written consent of Licensor, which consent may be withheld by Licensor in its sole and absolute discretion, to a transferee of the Licensed Business. Prior to the effectiveness of any proposed assignment, the transferee must execute an instrument in which such transferee agrees to comply with and be bound by the terms and conditions of this Agreement as if such transferee were an original signatory hereof. A transfer of beneficial ownership of 50% or more of the voting securities of Licensee shall be deemed an assignment, which unless such transfer is to an Affiliate, shall require the consent of Licensor.

         (b) Licensor may assign this license, along with the Marks, in which event Licensor or its assignee shall furnish written notice of the assignment to Licensee.

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         11. NO WAIVER

         None of the terms of this Agreement can be waived or modified except by an express agreement in writing signed by both parties. There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement, which represents the entire understanding of the parties. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceeding to enforce any or all of such rights. No person, firm, group or corporation other than Licensee and Licensor shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

         12. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles of that State.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

         Licensor:                          NAMCO CYBERTAINMENT, INC.


                                            By: _________________________
                                                Title:


         Licensee:                          SKYLINE VIRTUAL REALITY, INC.


                                            By: _________________________
                                                Title:


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                                                                   SCHEDULE A


XS TOO MUCH IS NOT ENOUGH
         SERIAL NO.: 75-193,933

XS
         SERIAL NO.: 75-193,932

XS TOO MUCH IS NOT ENOUGH  and Design
         SERIAL NO.: 75-193,931




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